Exhibit 10.1

NEITHER THIS PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

GALECTIN THERAPEUTICS, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

$10,000,000	December 20, 2021

Subject to the terms of this Unsecured Convertible Promissory Note (this “Note”), GALECTIN THERAPEUTICS, INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Richard E. Uihlein, or his registered assigns (“Holder”), the sum of Ten Million Dollars ($10,000,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with any unpaid accrued interest hereon as set forth below, which shall be due and payable on the Maturity Date (as defined below); provided, however, that this Note has not been converted into equity securities of the Company prior to such date.

1.          Payment Obligation.  On the date that is four (4) years after the date hereof (the “Maturity Date”), the Company shall pay to Holder the (i) outstanding principal under this Note; (ii) interest on such principal at the rate of two percent (2%) per annum, compounded annually, during the period beginning on the date of issuance of this Note and ending on the Maturity Date; and (iii) additional interest on such principal at the rate of two and one-half percent (2.5%) per quarter, computed for the quarterly periods starting December 20, March 20, June 20, and September 20, beginning on the date of issuance of this Note and ending on the Maturity Date; provided, however, that additional interest pursuant to this sub clause (iii) hereof is payable if and only if Holder has elected to convert the entire balance of principal, interest and additional interest of this Note in accordance with Section 2 hereof, and has not received cash payment of outstanding principal and interest under this Note in lieu of conversion. All cash payments of principal or interest hereunder shall be made in U.S. dollars, via wire or at such address as Holder may designate in writing.

Exhibit 10.1

2.           Conversion of the Note.

(a)         Conversion Notice.  Notwithstanding anything contained in this Note to the contrary, if on or before the Maturity Date Holder provides 60 days prior, which may be waived by the Company at its sole discretion, written notice to the Company (the “Conversion Notice”) indicating that Holder has elected to convert all, but not less than all, of the outstanding aggregate principal amount of this Note and all unpaid accrued interest and additional interest arising hereunder into such shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) then the conversion of outstanding principal under this Note and any unpaid accrued interest and additional interest arising hereunder into shares of Common Stock shall occur in accordance with this Section 2 (any such conversion being hereinafter referred to as a “Conversion”). Notwithstanding the foregoing, this Note shall not be convertible into Common Stock unless the Company’s shareholders approve the Conversion in accordance with Nasdaq Rule 5635 is obtained.

(b)          Conversion Mechanics. In the event of a Conversion, the principal balance and all unpaid accrued interest and additional interest arising hereunder shall be considered payment for the shares of Common Stock to be issued to Holder.  The number of shares of Common Stock issuable upon a Conversion shall be equal to the quotient obtained by dividing (A) the unpaid principal of this Note, together with any unpaid accrued interest and additional interest arising hereunder, to be converted by (B) $5.43 (the “Conversion Price”) The Conversion Price is 228% of the closing price of the Common Stock on the trading day immediately prior to the date of this Note.

(c)          Effect of Conversion.  Upon Conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

3.          Prepayment.  The Company may prepay in whole or in part the principal sum of this Note at any time.  However, the Company must provide at least seven (7) days’ advance notice to Holder of its intent to prepay.   If the Holder provides the Conversion Notice to the Company prior to the prepayment date stated by the Company in its prepayment notice, then the prepayment notice will not be effective, and the Conversion shall be effective 60 days after Holder gives the Conversion Notice or such earlier date as the Holder and the Company agree.

4.           No Fractional Equity Securities.  No fractional securities will be issued upon Conversion.  In lieu of a fractional share of any equity security to which Holder would otherwise be entitled hereunder, the Company will pay the cash value of such fractional security to Holder within ten (10) days of Conversion.  The cash value of a fractional share of Common Stock shall be determined according to the applicable Conversion Price.

5.           Securities Laws.

(a)        Holder represents and warrants that Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission.  Holder understands and acknowledges that this Note is not being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), but instead is being issued under an exemption or exemptions from the registration and qualification requirements of the Act or other applicable state securities laws.  Holder has sufficient knowledge and experience in business and financial matters to evaluate the Company and to make an informed decision with respect to the issuance of the this Note and the equity securities issuable upon Conversion of this Note.  By virtue of the position of Holder with respect to the Company and/or the relationship between Holder and the Company, Holder has access to all material information with regard to the Company.  Accordingly, Holder has received and reviewed such information and records of the Company as Holder deemed necessary, and the Company has made available to the undersigned the opportunity to ask questions of, and to receive answers from, representatives of the Company and to obtain additional information relative to the Company and the issuance of the Note and the equity securities issuable upon Conversion of this Note to the extent the Company possesses such information or could acquire it without unreasonable effort or expense.  All such materials and information requested by Holder have been made available and examined by the undersigned.

Exhibit 10.1

(b)          Holder acknowledges that this Note and the securities to be issued upon Conversion of this Note are being acquired solely for Holder’s own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any equity securities to be issued upon Conversion of this Note, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.  Upon Conversion of this Note, Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the equity securities being acquired are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

6.         Registration. At such time of the Company’s choosing, which shall be reasonably acceptable to the Holder, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or Form S-1 if the Company is not eligible to use Form S-3) covering the resale of Common Stock that this Note is convertible into.  The Company shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable and shall keep such Registration Statement effective for until such time of Holder may sell its shares of Common Stock without being subject to volume limitations under Rule 144(e).

7.         Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

8.         Assignment; Transfer.  This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Holder may not assign, sell, pledge or otherwise transfer its rights or obligations under this Note, or the Common Stock without the prior written consent of the Company.  Without limiting the generality of the foregoing, with respect to any proposed offer, sale or other disposition of this Note, or the Common Stock into which this Note may be converted, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).

9.          Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

Exhibit 10.1

10.        Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth on the signature page hereto.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

11.         Time is of the Essence.  Time is of the essence with respect to all matters hereunder.

12.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia excluding that body of law relating to conflict of laws.

13.        Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

14.          Replacement of Note.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in each case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note of like tenor.

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Exhibit 10.1

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

GALECTIN THERAPEUTICS, INC.

By:	/s/ Joel Lewis
Name:	Joel Lewis
Title:	Chief Executive Officer

Address of the Company:

4960 Peachtree Industrial Boulevard
Suite 240
Norcross, GA 30071